As filed with the Securities and Exchange Commission on February 28, 2001.
                              File No. 333-________
                              =====================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                        ________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                AIRGATE PCS, INC.
               (Exact Name of Issuer as Specified in its Charter)
          DELAWARE                                             58-2422929
     (State or Other Jurisdiction of                      (I.R.S.  Employer
     Incorporation  or  Organization)                    Identification  Number)

                            HARRIS TOWER, SUITE 1700
                           233 PEACHTREE STREET, N.W.
                               ATLANTA, GA  30303
                                 (404) 525-7272
     (Address, including zip code, and telephone number of Principal Executive
                                    Offices)

               AIRGATE PCS, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
             AIRGATE PCS, INC. 2001 NON-EXECUTIVE STOCK OPTION PLAN
                            (Full Title of the Plans)

            BARBARA L. BLACKFORD                            COPY TO:
             AIRGATE PCS, INC.                         LAURA G. THATCHER
           HARRIS TOWER, SUITE 1700                    ALSTON & BIRD LLP
          233 PEACHTREE STREET, N.W.                  ONE ATLANTIC CENTER
             ATLANTA, GA  30303                  1201 WEST PEACHTREE STREET, NW
              (404) 832-6170                      ATLANTA, GEORGIA 30309-3424
  (Name, address, including zip code, and               (404) 881-7546
 telephone number, including area code,
          of agent for service)


                          CALCULATION  OF  REGISTRATION  FEE


                                              Proposed         Proposed         Amount of
Title of Securities . . .  Amount to          Maximum          Maximum          Registration Fee
to be Registered. . . . be Registered (1)   Offering Price     Aggregate
                                               Per Unit       Offering Price

   Common Stock. .  . .    350,000 (2)         $43.8125(2)      $15,334,375 (2)           $3,834
0.01 par value per share



(1) Includes 200,000 shares currently reserved or available for issuance pursuant to the AirGate PCS, Inc. 2001 Employee Stock Purchase Plan and 150,000 shares currently reserved or available for issuance pursuant to the AirGate PCS, Inc. 2001 Non-Executive Stock Option Plan (the "Plans"). The number of shares being registered includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plans as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of AirGate PCS, Inc. pursuant to 17 C.F.R. 230.416(a).
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h), as determined by the average of the high and low prices quoted on the Nasdaq National Market as reported in the Wall Street Journal on February 23, 2001, which was $43.8125 per share.

PART  I     INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

     (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

     (b) Upon written or oral request, the Registrant will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the
Section 10(a) prospectus. The Registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to Barbara L. Blackford, Corporate Secretary, at
(404)  832-6170.

PART  II.     INFORMATION  REQUIRED  IN  REGISTRATION  STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The  following  documents  have  been  filed  by  AirGate  PCS,  Inc.  (the
"Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Annual Report on Form 10-K for the year ended September 30, 2000;

     (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 2000;

     (3) The description of Registrant's Common Stock contained in Registrant's Form 8-A (File No. 0-27455), as filed with the SEC pursuant to
Section 12(g) of the Exchange Act and Rule 12b-15 promulgated thereunder, on September 24, 1999; and

     (4) All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES. The common stock to be offered pursuant to the Plan has been registered pursuant to Section 12 of the Exchange Act. Accordingly, a description of the common stock is not required herein.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.  Not  Applicable.

     The validity of the Common Stock offered hereby has been passed upon by Alston & Bird LLP, Atlanta, Georgia, for the Registrant.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     In accordance with General Corporation Law of the State of Delaware (being chapter 1 of Title 8 of the Delaware code), the Registrant's Certificate of Incorporation provides as follows:

     The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted under similar standards, provided that the Registrant receives a written undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that that such person is not entitled to be indemnified by the Registrant.

     To the extent that a director or officer of the Registrant has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith, that indemnification provided for by the Certificate of Incorporation shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Registrant is empowered to purchase and maintain insurance on behalf of a director or officer of the Registrant against any liability asserted against him or her in any such capacity, or arising out of such person's status as such, whether or not the Registrant would have the power to indemnify him against such liabilities under the Certificate of Incorporation.

     In addition to indemnification provided to the Registrant's officers and directors in the Certificate of Incorporation and under the laws of Delaware, the Registrant has entered into indemnification agreements with certain officers and directors to provide further assurances and protection from liability that they may incur in their respective positions and duties in connection with the public offering or as a fiduciary of the Registrant and its shareholders. The Registrant has agreed to indemnify and hold harmless, to the extent permitted under Delaware law, each person and affiliated person (generally, any director, officer, employee, controlling person, agent, or fiduciary of the indemnified person), provided that the indemnified person was acting or serving at the Registrant's request in his capacity as either an officer, director, employee, controlling person, fiduciary or other agent or affiliate of the Registrant Under the indemnification agreements, each person is indemnified against any and all losses, claims, damages, expenses and liabilities, joint or several, (including attorney's fees, expenses and amount in settlement) that occur in connection with any threatened, pending or completed action, suit, proceeding, alternative dispute resolution mechanism or hearing, inquiry or investigation that such indemnified person believes in good faith may lead to the institution of such action, under the Securities Act of 1933, Securities Exchange Act of 1934 or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Registrant or to any fiduciary obligation owed with respect to the Registrant and its stockholders. As a condition to receiving indemnification, indemnified persons are required to give notice in writing of any claim for which indemnification may be sought under such agreement.

     The agreement provides that an indemnified person may receive indemnification against (1) expenses (including attorney's fees and other costs, expenses and obligations incurred), judgements, fines and penalties; (2) amounts paid in settlement (approved by the Registrant); (3) federal, state, local taxes imposed as a result of receipt of any payments under the indemnification agreement; and (4) all interest, assessments and other charges paid or payable in connection with any expenses, costs of settlement or taxes. An indemnified person will be indemnified against expenses to the extent that he is successful on the merits or otherwise, including dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation. Expenses that the indemnified person have or will incur in connection with a suit or other proceeding may be received in advance within 10 days of written demand to the Registrant

     Prior to receiving indemnification of being advanced expenses, a committee, consisting or either members of the board of directors or any person appointed by the board of directors, must make a determination of whether the indemnified person is entitled to indemnification under Delaware law. If there is a change in control (as defined in the indemnification agreement) that occurs without majority approval of the board of directors, then the committee will consist of independent legal counsel selected by the indemnified person and approved by the Registrant to render a written opinion as to whether and the extent of indemnification that the indemnified person is entitled, which will be binding on the Registrant Under the indemnification agreement, an indemnified person may appeal a determination by the committee's determination not to grant indemnification or advance expenses by commencing a legal proceeding. Failure of the committee to make a indemnification determination or the termination of any claim by judgement, order, settlement, plea of nolo contendere, or conviction does not create a presumption that either (1) the indemnified person did not meet a particular standard of conduct or belief or (2) that the court has determined that indemnification is not available.

     Under the indemnification agreement, an indemnified person is entitled to contribution from the Registrant for losses, claims, damages, expenses or liabilities as well as other equitable considerations upon the determination of a court of competent jurisdiction that indemnification is not available. The amount contributed by the Registrant will be in proportion, as appropriate, to reflect the relative benefits received by the Registrant and the indemnified person or, if such contribution is not permitted under Delaware law, then the relative benefit will be considered with the relative fault of both parties. In connection with the registration of AirGate, PCS, Inc.'s securities, the relative benefits received by the Registrant and indemnified person will be deemed to be in the same respective proportions of the net proceeds from the offering (less expenses) received by the Registrant and the indemnified person. The relative fault of the Registrant and the indemnified person is determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Registrant or the indemnified person and their relative intent, knowledge, access to information and opportunity to correct such statement or omission.

     Contribution paid takes into account the equitable considerations, if any, instead of a pro rata or per capital allocation. In connection with the offering of the Registrant securities, an indemnified person will not be required to contribute any amount in excess of the lessor of (1) the proportion of the total of such losses, claims, damages, or liabilities indemnified against equal to the proportion of the total securities sold under the registration statement sold by the indemnified person or (2) the proceeds received by the indemnified person from the sale of securities under the registration statement. Contribution will not be available if such person is found guilty of fraudulent misrepresentation, as defined in the agreement.

     In the event that the Registrant is also obligated under a claim and upon written notice to the indemnified person, the Registrant is entitled to assume defense of the claim and select counsel which is approved by the indemnified person. Upon receipt of the indemnified person's approval, the Registrant will directly incur the legal expenses and as a result will have the right to conduct the defense as it sees fit in its sole discretion, including the right to settle any claim against any indemnified party, without consent of the indemnified person.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.  Not  Applicable.

ITEM  8.     EXHIBITS

      Exhibit Number                            Description
      --------------     -------------------------------------------------------
           4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registration Statement on Form S-1/A, filed by the Registrant with the Commission on June 15, 1999 (SEC
                            File  Nos.  333-79189-02  and  333-79189-01).

           4.2 Amended and Restated By-laws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form S-1/A, filed by the Registrant with the Commission on June 15, 1999 (SEC File Nos. 333-79189-02 and 333-79189-01).

           4.3 Specimen certificate representing the Common Stock (incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-1/A, filed by the Registrant with the Commission on June 15, 1999
                            (SEC File Nos. 333-79189-02 and  333-79189-01).

           5.1              Opinion  of  Counsel

          23.1              Consent  of  Counsel  (included  in  Exhibit  5.1)

          23.2              Consent  of  KPMG  LLP

          24.1              Power  of  Attorney

          99.1              AirGate PCS, Inc. 2001 Employee Stock Purchase  Plan

          99.2              AirGate PCS, Inc. 2001 Non-Executive Stock Option
                            Plan


ITEM  9.     UNDERTAKINGS

     (a)     The  undersigned  Company  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         (signatures on following page)

                                     ------
                                   SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 27, 2001.


                                                AirGate  PCS,  Inc.


                                          By:  /s/  THOMAS  M.  DOUGHERTY
                                             ------------------------------
                                                 Thomas  M.  Dougherty
                                       President  and  Chief  Executive  Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of February 27, 2001.

Name                                                         Title
/s/  THOMAS  M.  DOUGHERTY                      President,  Chief  Executive
----------------------------                       Officer  and  Director
 Thomas  M.  Dougherty                          (Principal  Executive  Officer)
February  27,  2001


/s/  ALAN  B.  CATHERALL                           Chief  Financial  Officer
---------------------------         (Principal Financial and Accounting Officer)
Alan  B.  Catherall
February  27,  2001


/s/  W.  CHRIS  BLANE*                           Vice  President  of Business
---------------------------                        Development and Director
W.  Chris  Blane
February 27, 2001

/s/  THOMAS  D.  BODY,  III*                    Vice  President of Strategic
----------------------------                      Development and Director
Thomas  D.  Body,  III
February 27, 2001

/s/ Barry  Schiffman *                                      Director
----------------------------
Barry Schiffman
February 27, 2001

/s/  GILL  COGAN*                                           Director
---------------------------
Gill  Cogan
February  27,  2001

/s/  ROBERT  A.  FERCHAT*                                   Director
----------------------------
Robert  A.  Ferchat
February  27,  2001

/s/  JOHN  R.  DILLON*                                      Director
----------------------------
John  R.  Dillon
February  27,  2001

* By Barbara L. Blackford, Attorney in Fact, pursuant to Power of Attorney filed herewith as Exhibit 24.1.




                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

 Exhibit Number                            Description
      --------------     -------------------------------------------------------
           4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registration Statement on Form S-1/A, filed by the Registrant with the Commission on June 15, 1999 (SEC
                            File  Nos.  333-79189-02  and  333-79189-01).

           4.2 Amended and Restated By-laws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form S-1/A, filed by the Registrant with the Commission on June 15, 1999 (SEC File Nos. 333-79189-02 and 333-79189-01).

           4.3 Specimen certificate representing the Common Stock (incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-1/A, filed by the Registrant with the Commission on June 15, 1999
                            (SEC File Nos. 333-79189-02 and  333-79189-01).

           5.1              Opinion  of  Counsel

          23.1              Consent  of  Counsel  (included  in  Exhibit  5.1)

          23.2              Consent  of  KPMG  LLP

          24.1              Power  of  Attorney

          99.1              AirGate PCS, Inc. 2001 Employee Stock Purchase Plan

          99.2              AirGate  PCS,  Inc.  2001  Non-Executive
                            Stock  Option  Plan